AMENDMENT NUMBER 1 TO


         QUALIFIED PLAN PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS


                  THIS AMENDMENT NO. 1 TO THE QUALIFIED PLAN PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS is made as of June 28, 2002, by and between Security Financial Resources, Inc. ("SFR"), Security Distributors, Inc. ("SDI," and collectively with SFR, "Security"), Allianz Dresdner Asset Management of America L.P. (the "Company"), and PIMCO Funds Distributors LLC ("Underwriter"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).



                  WHEREAS, Security, the Company and the Underwriter are parties to that certain Qualified Plan Participation Agreement for Retail Mutual Funds dated April 25, 2002 (the "Agreement") in connection with the participation by the Funds in certain Programs and Plans for which Security provides recordkeeping and related administrative services; and



                  WHEREAS, the Funds available under the Agreement are set forth in Schedule A; and



                  WHEREAS, the parties wish to add certain Funds to the Agreement and to add a provision to Section 9.



         NOW, THEREFORE, in consideration of their mutual promises, SFR, SDI, the Company and Underwriter agree as follows:



         1. Section 9. The parties agree to add the following paragraph to
Section 9 (Term and Termination) of the Agreement.



         In no way shall the provisions of this Agreement limit the authority of the Trusts and the Company to take such lawful action as any of them may deem appropriate or advisable in connection with all matters relating to the operation of the Trusts and the sale of the shares. The parties acknowledge that nothing in this Agreement shall in any way preclude or prevent either Trust's Board of Trustees from taking any actions deemed necessary by either such Board in furtherance of its fiduciary duties to the applicable Trust and its respective shareholders, which, among other things, may include approval of a merger or consolidation of any Fund, the liquidation of any Fund, the refusal to sell shares of any Fund to any person, or to suspend or terminate the offering of the shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustee's fiduciary duties under applicable law, necessary and in the best interests of the shareholders of any Fund.


         2. SCHEDULE A. The previous Schedule A to the Agreement is hereby deleted in its entirety and replaced with the accompanying Schedule A.



                  3. AMENDMENTS. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.



         SECURITY FINANCIAL RESOURCES, INC.



         ----------------------------------------

         By:

         Name: Amy J. Lee

         Title:  Secretary





         SECURITY DISTRIBUTORS, INC.



         ----------------------------------------

         By:

         Name:  Amy J. Lee

         Title:   Secretary





          ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P.



         ----------------------------------------

         By:

         Name:

         Title:

         PIMCO FUNDS DISTRIBUTORS LLC



         ----------------------------------------

         By:  Name:

         Title:

                           SCHEDULE A - LIST OF FUNDS


         Name of Portfolio and Class

         1. PIMCO Funds: Pacific Investment Management Series - High Yield Fund , Class A shares

         2. PIMCO Funds: Pacific Investment Management Series - Total Return Fund, Class A shares

         3. PIMCO Funds: Multi-Manager Series - Renaissance Fund, Class A shares

         4. PIMCO Funds: Multi-Manager Series - Capital Appreciation Fund, Class A shares

         5. PIMCO Funds: Multi-Manager Series - Asset Allocation Fund, Class A shares

         6. PIMCO Funds: Multi-Manager Series - Value Fund, Class A shares

                                                             Date: June 28, 2002

                               AMENDMENT NO. 2 TO
         QUALIFIED PLAN PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS


                  THIS AMENDMENT NO. 2 TO THE QUALIFIED PLAN PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS is made as of July 1, 2003, by and between Security Financial Resources, Inc. ("SFR"), Security Distributors, Inc. ("SDI," and collectively with SFR, "Security"), PIMCO Advisors Fund Management LLC (the "Company"), and PIMCO Advisors Distributors LLC ("Underwriter"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).



                  WHEREAS, Security, the Company and the Underwriter are parties to that certain Qualified Plan Participation Agreement for Retail Mutual Funds dated April 25, 2002, as amended June 28, 2002 (the "Agreement") in connection with the participation by the Funds in certain Programs and Plans for which Security provides recordkeeping and related administrative services; and



                  WHEREAS, the parties wish to alter the definition of the term "Funds" in the agreement such that it encompasses both Class A and Class R shares of beneficial interest; and



                  WHEREAS, the parties wish to add certain Funds to be available under the Agreement as set forth in Schedule A; and



         NOW, THEREFORE, in consideration of their mutual promises, SFR, SDI, the Company and Underwriter agree as follows:



         1. ADDITION OF CLASS. Effective July 1, 2003, the fourth and fifth "Whereas" clause of the original Agreement are hereby deleted in their entirety and the following two paragraphs are substituted in lieu thereof:



             WHEREAS, MMS is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and offers Class A and Class R shares of beneficial interest ("MMS Shares") in certain of the separate series of funds ("MMS Funds"), each with its own investment objective or objectives and investment policies; and

                      WHEREAS, PIMS is registered as an open-end management investment company under the 1940 Act, and offers Class A and Class R shares of beneficial interest ("PIMS shares") in certain of the separate series of funds ("PIMS Funds"), each with its own investment objective or objectives and investment policies. (The MMS shares and PIMS shares are sometimes hereinafter collectively referred to as the "shares" and MMS Funds and PIMS Funds are sometimes hereinafter collectively referred to as the "Funds" or individually, as a "Fund")



         2. SCHEDULE A. The previous Schedule A to the Agreement is hereby deleted in its entirety and replaced with the accompanying Schedule A.



         3. CONFLICTS AND ENTIRE AGREEMENT. In the event of a conflict between the terms of this Amendment No. 2 and the Agreement or Amendment No. 1, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis.



         4. AMENDMENTS. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.



         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.



         SECURITY FINANCIAL RESOURCES, INC.



         ----------------------------------------

         By:

         Name:    Kalman Bakk

         Title:   President

         SECURITY DISTRIBUTORS, INC.



         ----------------------------------------

         By:

         Name:    Gregory J. Garvin

         Title:   President



         PIMCO ADVISORS FUND MANAGEMENT LLC



         ----------------------------------------

         By:

         Name:

         Title:



         PIMCO ADVISORS DISTRIBUTORS LLC



         ----------------------------------------

         By:  Name:

         Title:

                           SCHEDULE A - LIST OF FUNDS


         Name of Portfolio and Class

         1. PIMCO Funds: Pacific Investment Management Series - High Yield Fund , Class A shares

         2. PIMCO Funds: Pacific Investment Management Series - Total Return Fund, Class A shares

         3. PIMCO Funds: Multi-Manager Series - Renaissance Fund, Class A shares

         4. PIMCO Funds: Multi-Manager Series - Capital Appreciation Fund, Class A shares

         5. PIMCO Funds: Multi-Manager Series - Asset Allocation Fund, Class A shares

         6. PIMCO Funds: Multi-Manager Series - Value Fund, Class A shares

         7. PIMCO Funds: Pacific Investment Management Series - Real Return Fund, Class R shares

         8. PIMCO Funds: Pacific Investment Management Series - Total Return Fund, Class R shares



                                                              Date: July 1, 2003

                               AMENDMENT NO. 3 TO
         QUALIFIED PLAN PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS


                  THIS AMENDMENT NO. 3 TO THE QUALIFIED PLAN PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS is made as of August 2, 2005, by and between Security Financial Resources, Inc. ("SFR"), Security Distributors, Inc. ("SDI," and collectively with SFR, "Security"), Allianz Global Investors Fund Management LLC (formerly PIMCO Advisors Fund Management LLC) (the "Company"), and Allianz Global Investors Distributors LLC (formerly PIMCO Advisors Distributors LLC) ("Underwriter"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).



                  WHEREAS, Security, the Company and the Underwriter are parties to that certain Qualified Plan Participation Agreement for Retail Mutual Funds dated April 25, 2002, as amended June 28, 2002 and July 1, 2003 (the "Agreement") in connection with the participation by the Funds in certain Programs and Plans for which Security provides recordkeeping and related administrative services; and



                  WHEREAS, as of April 1, 2005 PIMCO Funds: Multi Manager Series changed its name to Allianz Funds; and



                  WHEREAS, the parties wish to add certain Funds to be available under the Agreement as set forth in Schedule A.



         NOW, THEREFORE, in consideration of their mutual promises, SFR, SDI, the Company and Underwriter agree as follows:



         1. SCHEDULE A. The previous Schedule A to the Agreement is hereby deleted in its entirety and replaced with the accompanying Schedule A.



         2. CONFLICTS AND ENTIRE AGREEMENT. In the event of a conflict between the terms of this Amendment No. 3 and the Agreement or Amendment No. 1 or Amendment No. 2, it is the intention of the parties that the terms of this Amendment No. 3 shall control and the Agreement shall be interpreted on that basis.

         3. AMENDMENTS. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.



         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

         SECURITY FINANCIAL RESOURCES, INC.



         ----------------------------------------

         By:

         Name:    Kalman Bakk

         Title:   President



         SECURITY DISTRIBUTORS, INC.



         ----------------------------------------

         By:

         Name:    Gregory J. Garvin

         Title:   President



         ALLIANZ GLOBAL INVESTORS  FUND MANAGEMENT LLC



         ----------------------------------------

         By:

         Name:

         Title:

         ALLIANZ GLOBAL INVESTORS  DISTRIBUTORS LLC



         ----------------------------------------

         By:  Name:

         Title:

                           SCHEDULE A - LIST OF FUNDS


         Name of Portfolio and Class

         1. PIMCO Funds: Pacific Investment Management Series - High Yield Fund , Class A shares

         2. PIMCO Funds: Pacific Investment Management Series - Total Return Fund, Class A shares

         3. Allianz Funds: - OCC Renaissance Fund, Class A shares

         4. Allianz Funds: - CCM Capital Appreciation Fund, Class A shares

         5. Allianz Funds: - AMM Asset Allocation Fund, Class A shares

         6. Allianz Funds: - OCC Value Fund, Class A shares

         7. PIMCO Funds: Pacific Investment Management Series - Real Return Fund, Class R shares

         8. PIMCO Funds: Pacific Investment Management Series - Total Return Fund, Class R shares

         9. PIMCO Funds: Pacific Investment Management Series - Real Return Fund, Class A shares



                                                            Date: August 2, 2005

                               AMENDMENT NUMBER 4
                           TO PARTICIPATION AGREEMENT
                                      AMONG
                    SECURITY BENEFIT LIFE INSURANCE COMPANY,
                         PIMCO VARIABLE INSURANCE TRUST,
                                       AND
                    ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

         WHEREAS, Security Benefit Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund") and Allianz Global Investors Distributors, LLC (the "Underwriter") are parties to a Participation Agreement dated May 1, 2003, as amended (the "Agreement"); and

         WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

         WHEREAS, the parties wish to change the use of the terms "Account," "Contract," and "Designated Portfolios" in such a way that the Accounts, Contracts and Designated Portfolios need not be listed on Schedule A to the Agreement, but nonetheless, for convenience the parties may determine to list them on Schedule A; and

         WHEREAS, capitalized terms used but not defined in this Amendment, shall have the meaning given them in the Agreement; and

         WHEREAS, all other terms of the Agreement shall remain in full force and effect;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:

1. The first paragraph of the Agreement is hereby deleted and replaced with the following:

         THIS AGREEMENT, dated as of the 1st day of May, 2003 (as subsequently amended), by and among Security Benefit Life Insurance company, (the "Company"), a Kansas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created (each account hereinafter referred to as the ("Account"), PIMCO Variable Insurance Trust (the "Fund"), a Delaware Statutory trust, and Allianz Global Investors Distributors LLC (formerly known as PIMCO Advisors Distributors LLC) (the "Underwriter"), a Delaware limited liability company. An Account will become subject to the terms of this Agreement as of the date such Account first invests in a Portfolio of the Fund.

2. The sixth recital clause of the Agreement is hereby deleted and replace with the following:

         WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts");;

3. The seventh recital clause of the Agreement is hereby deleted and replaced with the following

         WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company; to set aside and invest assets attributable to the aforesaid Contracts

4. The ninth recital clause of the Agreement is hereby deleted and replaced with the following:

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the various Portfolios of the Fund on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value

5. It is agreed that Company, on behalf of an Account, has access under this Agreement to all Portfolios of the Fund and all share classes thereof (including Portfolios and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Portfolios or the share classes on Schedule A. It is further agreed that a Portfolio of the Fund shall become a "Designated Portfolio" hereunder as of the date an Account of the Company first invests in such Portfolio. Notwithstanding the fact that Accounts, Contracts and Designated Portfolios need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Designated Portfolios on Schedule A from time to time.

6. In order to reflect the intent of this Amendment regarding Schedule A,
Section 1.1 of the Agreement is deleted and replaced with the following:

         1.1 The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of the Designated Portfolios . Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, the shares of any Designated Portfolio as requested by the Company, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) a Fund series (other than a Fund series that constitutes a Designated Portfolio as of October 13,
         2006) in existence now or that may be established in the future may be made available to the Company on terms different than those set forth herein as the Underwriter may so provide in writing to the Company, and
         (ii) the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

7. Delete Section 5.1 and replace with the following:

         Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

8. In order to reflect the intent of this Amendment regarding Schedule A,
Section 12.1 of the Agreement is deleted and replaced with the following:

         12.1 All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund

9. The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 4 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

SECURITY BENEFIT LIFE
INSURANCE COMPANY
                            By its authorized officer

                            By:
                                     -------------------------------------------
                            Name:
                                     -------------------------------------------
                            Title:
                                     -------------------------------------------
                            Date:
                                     -------------------------------------------


PIMCO VARIABLE INSURANCE TRUST

                            By its authorized officer

                            By:
                                     -------------------------------------------
                            Name:
                                     -------------------------------------------
                            Title:
                                     -------------------------------------------
                            Date:
                                     -------------------------------------------

ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC

                            By its authorized officer

                            By:
                                     -------------------------------------------
                            Name:
                                     -------------------------------------------
                            Title:
                                     -------------------------------------------
                            Date:
                                     -------------------------------------------

                                   SCHEDULE A

         ACCOUNTS - All Accounts of the Company, including, without limitation:

         Variflex Separate Account
         SBL Variable Annuity Account VIII
         SBL Variable Annuity Account XIV
         SBL Variable Annuity Account XVII

         CONTRACTS - All Contracts of the Company, including without limitation:

         Variflex Variable Annuity
         VIVA Variable Annuity
         PGA Variable Annuity
         Variflex Extra Credit Variable Annuity
         Variflex LS Variable Annuity
         Variflex Signature Variable Annuity
         AdvisorDesigns Variable Annuity
         AdvanceDesigns Variable Annuity
         SecureDesigns Variable Annuity
         ClassicStrategies Variable Annuity
         ThirdFed Variable Annuity
         EliteDesigns Variable Annuity

         DESIGNATED PORTFOLIOS - All Portfolios of the Fund, including without limitation:

         All Asset All Authority
         Portfolio
         All Asset Portfolio
         CommodityRealReturn Strategy
         Portfolio
         Diversified Income Portfolio
         Emerging Markets Bond
         Portfolio
         Foreign Bond Portfolio (U.S.
         Dollar-Hedged)
         Foreign Bond Portfolio
         (Unhedged)
         Global Bond Portfolio
         (Unhedged)
         High Yield Portfolio
         Long-Term U.S. Government
         Portfolio
         Low Duration Portfolio
         Money Market Portfolio
         Real Return Portfolio
         RealEstateRealReturn Strategy

         Portfolio
         Short-Term Portfolio
         StocksPLUS(R) Growth &
         Income Portfolio
         StocksPLUS(R) Total Return
         Portfolio
         Total Return Portfolio
         Total Return Portfolio II

         Additionally, the "Designated Portfolios" will include any Portfolio of the Fund created subsequent to the date hereof.

         SHARE CLASSES: - All Share Classes of the Fund*, including without limitation:

         Administrative Class
         Advisor Class
         M Class
         * Certain Share Classes are not available in certain Portfolios of the Fund.

         Additionally, a permitted share classes of a Designated Portfolio will include any share class created subsequent to the date hereof.

         Date:  September __, 2006